Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE

Contacts:
	Investment Community	News Media

	JAMES J. MURREN	ALAN M. FELDMAN
	President, Chief Financial Officer &	Senior Vice President
	Treasurer	Public Affairs
	(702) 693-8877	(702) 891-7147

MGM MIRAGE REPORTS RECORD FIRST QUARTER RESULTS
Results Exceed Company Guidance by $0.06 Per Share
Las Vegas, Nevada, April 27, 2006 — MGM MIRAGE (NYSE: MGM) today reported its first quarter 2006 financial results, highlighted by record first quarter revenues and earnings. Revenues were driven by continued operating strength at the Company’s resorts. The Company also maintained its industry-leading margins and continued to benefit from the accretive acquisition of Mandalay Resort Group (“Mandalay”).
Beginning with this earnings release, the Company is no longer presenting adjusted earnings or adjusted earnings per share (EPS). In addition, the Company is no longer adding back preopening expenses, restructuring costs or property transactions in the calculation of EBITDA1. Details of items affecting earnings, operating income and EBITDA are included throughout this release and the accompanying tables.
The Company reported GAAP (generally accepted accounting principles) diluted earnings per share of $0.49 for the quarter, an increase of 29% over the $0.38 reported in the 2005 first quarter, representing the Company’s best first quarter performance ever. The Company adopted Statement of Financial Accounting Standards (SFAS) 123(R) on January 1, 2006, resulting in $22 million of stock compensation expense in the current quarter, or $0.05 per diluted share, net of tax.
The following items were also deducted in calculating GAAP EPS; these items were previously excluded from the Company’s calculation of adjusted EPS (EPS impact shown, net of tax, per diluted share):

Three months ended March 31,	2006	2005

Preopening and start-up expenses	$0.02	$0.01
Property transactions, net	0.05	0.01
Loss on early retirement of debt	—	0.04

	$0.07	$0.06

In addition, Beau Rivage remains closed, and that resort contributed $15 million in operating income in the first quarter of 2005, or $0.03 per diluted share, net of tax.
“The first quarter was another strong operating quarter for MGM MIRAGE,” said Terry Lanni, MGM MIRAGE’s Chairman and CEO. “We continued to build on our foundation of world-class resorts, and we also made significant progress on meaningful development projects which we believe will leverage our strengths – management, brands, financial discipline – and lead to sustained growth for many years to come.”

Net revenues increased 56% to $1.9 billion for the quarter. Same-store2 net revenues were $1.2 billion for the quarter, up 4% over prior year and an all-time quarterly record for the Company. This revenue growth is impressive against a strong prior year increase in net revenues – net revenues in the first quarter of 2005 increased 13%, and represented the Company’s previous all-time record quarterly revenues. Same-store gaming revenues increased 2% and same-store non-gaming revenues increased 5%.
Same-store hotel revenues were up 7%, as the Company had 60,000 more available rooms and realized a 3% increase in same-store REVPAR (revenue per available room) at its Las Vegas Strip Resorts. This is the Company’s eleventh consecutive quarter of year-over-year REVPAR growth. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts on a same-store and pro forma (including Mandalay for both periods) basis:

	Three Months Ended
	March 31,	March 31,
	2006	2005
Same-store basis:
Occupancy %	97%	97%
Average Daily Rate (ADR)	$181	$176
Revenue per Available Room (REVPAR)	$175	$170
Pro forma basis:
Occupancy %	95%	93%
Average Daily Rate (ADR)	$157	$156
Revenue per Available Room (REVPAR)	$149	$145
The 3% increase in same-store Las Vegas Strip REVPAR comes on top of a 15% year-over-year increase in the 2005 quarter. The Company continues to implement its yield management strategies at Mandalay resorts with success, as combined occupancy at Mandalay’s Las Vegas Strip resorts was 93% in the quarter versus 90% in 2005, while average rates were consistent with the prior year. The increased occupancy led to volume gains in other areas of these resorts.
Revenue growth generally carried through to the profit line, as the Company was able to maintain its margins, leading to increases in operating income, EBITDA and Property EBITDA1. The Company’s operating income increased 45% to $424 million, and the operating margin was 23% in the current quarter versus 24% in the 2005 quarter. Operating income was negatively impacted by the $22 million of stock compensation expense in the quarter and larger amounts of property transactions, preopening expenses and restructuring costs – $30 million in 2006 versus $7 million in 2005. Excluding the impact of these items, operating margins were consistent between periods. EBITDA was $580 million, up 44%.
Property EBITDA was $629 million, and on a same-store basis Property EBITDA was $396 million, a 1% increase over the 2005 quarter. Property EBITDA was impacted by the larger amount of property transactions, preopening expenses and restructuring costs – $30 million in 2006 versus $7 million in 2005. Excluding this difference, same-store Property EBITDA would have increased 4%. The Property EBITDA margin was 34%, slightly lower than prior year. Adjusting for the items noted above, the Property EBITDA margin was 36%, consistent with the 2005 quarter.

Detailed Discussion of Certain Charges
In the 2006 period, net property transactions of $24 million largely related to the write-off of the tram connecting Bellagio and Monte Carlo and the related tram station assets ($12 million at Bellagio and $10 million at Monte Carlo), in preparation for construction of Project CityCenter. Project CityCenter will feature a state-of-the-art people mover system that will ultimately re-connect Bellagio with Monte Carlo. Property transactions in 2005 totaled $4 million, largely consisting of demolition costs in connection with capital projects at The Mirage and MGM Grand Las Vegas.
Preopening and start-up expenses of $6 million in 2006 related primarily to Project CityCenter, MGM Grand Macau and The Signature at MGM Grand. Smaller amounts of preopening were also incurred in connection with the permanent MGM Grand casino in Detroit, the Hairspray production show at Luxor and the Company’s share of preopening expenses related to the Borgata expansion. Preopening and start-up expenses were $3 million in the 2005 quarter, and related to several projects at MGM Grand Las Vegas, including The Signature at MGM Grand, and expenses related to the Bellagio expansion.
Earnings per share for the 2006 quarter include the impact of implementing SFAS 123(R). The Company classified the incremental expense of $22 million as a result of implementing the standard as follows:

For the three months ended March 31,	2006

(In thousands)
Casino	$3,687
Other operating departments	2,117
General and administrative	6,636
Corporate expense and other	9,081

$21,521

Financial Position
First quarter capital investments totaled $380 million, which included $74 million for Project CityCenter, $65 million for the permanent MGM Grand casino in Detroit, $119 million for rebuilding efforts at Beau Rivage and $32 million of additional investments in MGM Grand Macau. Remaining capital expenditures of $90 million included spending on the new theatre and new restaurants at The Mirage, new amenities at Mandalay Bay, and other routine capital expenditures.
During the first quarter, the Company repurchased one million shares of its common stock for $38 million. In early April, the Company issued $750 million of long-term, fixed rate debt at rates below 7%, which it used to reduce the outstanding balance of its senior credit facility.

“Our strategy of making targeted capital expenditures in our resorts continues to be validated by their outstanding financial performance,” said Jim Murren, MGM MIRAGE President, CFO and Treasurer. “We will continue to strategically invest in high-return projects that generate increased operating income at our resorts. We will also be making continued investments in key domestic and international growth projects which will enhance our overall growth rate for years to come. Our strong cash flow and superior access to low-cost debt financing will allow us to maintain our financial strength even while growing the company significantly.”
Outlook
“Our second quarter results will once again reflect operating strength across our portfolio of resorts, as we expect a mid- to high- single digit percentage increase in pro forma Property EBITDA. We expect a year-over-year increase in second quarter earnings, with GAAP diluted EPS expected to be approximately $0.50, versus a record second quarter performance of $0.48 per share in 2005,” Mr. Murren said. The $0.50 per share estimate includes approximately $19 million, or $0.04 per share, net of tax, of stock compensation expense. The estimate has also been reduced by the following charges, which historically would have been excluded by the Company in its presentation of adjusted earnings guidance (EPS impact shown, net of tax, per diluted share):

	2006	2005
Three months ended June 30,	estimate	actual

Preopening, property transactions and other	$0.06-0.08	$0.01
Tax adjustments	—	(0.03)
“Our estimate includes approximately $0.08 per share related to profit from Tower 1 of The Signature at MGM Grand and we expect further income of approximately $0.04 per share related to Tower 1 to be recorded in the third quarter,” said Mr. Murren.
The Company also noted that Beau Rivage, which generated $20 million of operating income ($0.04 per share, net of tax) in the 2005 second quarter, remains closed.
MGM MIRAGE will hold a conference call to discuss its first quarter earnings results and outlook for the second quarter at 11:00 a.m. Eastern Daylight Time today. The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-634-6528 (international). Until May 4, 2006, a complete replay of the conference call can be accessed by dialing 1-706-645-9291, access code 7817139. A complete replay of the call will also be made available at www.mgmmirage.com. Supplemental detailed earnings information will also be available on the Company’s website.

1   “EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization. “Property EBITDA” is EBITDA before corporate expense and stock compensation expense. EBITDA information is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Management uses Property EBITDA as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Reconciliations of consolidated EBITDA to net income and of operating income to Property EBITDA are included in the financial schedules accompanying this release.
2   References in this release to “same-store” results reflect the Company’s operations excluding the newly acquired Mandalay properties and Monte Carlo in both periods. Same-store results also exclude Beau Rivage and Boardwalk in both periods.
*      *     *
MGM MIRAGE (NYSE:MGM), one of the world’s leading and most respected hotel and gaming companies, owns and operates 23 properties located in Nevada, Mississippi and Michigan, and has investments in three other properties in Nevada, New Jersey and Illinois. MGM MIRAGE has also announced plans to develop Project CityCenter, a multi-billion dollar mixed-use urban development project in the heart of Las Vegas and has a 50% interest in the MGM Grand Macau, a development project in Macau S.A.R. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE also has been the recipient of numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2006	2005
Revenues:
Casino	$846,965	$614,813
Rooms	520,250	274,054
Food and beverage	386,739	243,478
Entertainment	99,653	88,147
Retail	66,567	44,879
Other	123,428	60,835

	2,043,602	1,326,206
Less: Promotional allowances	(165,069)	(122,071)

	1,878,533	1,204,135

Expenses:
Casino	445,079	310,789
Rooms	137,127	69,479
Food and beverage	226,796	134,311
Entertainment	73,530	60,065
Retail	45,496	29,584
Other	69,304	39,465
General and administrative	270,004	158,364
Corporate expense	36,652	26,791
Preopening and start-up expenses	6,181	2,524
Restructuring costs (credit)	804	(66)
Property transactions, net	23,469	4,203
Depreciation and amortization	155,273	110,495

	1,489,715	946,004

Income from unconsolidated affiliates	35,554	35,045

Operating income	424,372	293,176

Non-operating income (expense):
Interest income	2,745	1,697
Interest expense, net	(197,386)	(101,468)
Non-operating items from unconsolidated affiliates	(3,595)	(2,787)
Other, net	(3,044)	(15,691)

	(201,280)	(118,249)

Income before income taxes	223,092	174,927
Provision for income taxes	(79,055)	(63,848)

Net income	$144,037	$111,079

Per share of common stock:
Basic:
Net income per share	$0.51	$0.39

Weighted average shares outstanding	284,200	282,516

Diluted:
Net income per share	$0.49	$0.38

Weighted average shares outstanding	292,783	294,646

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2006	2005
Las Vegas Strip	$1,571,604	$950,228
Other Nevada	150,964	60,731
MGM Grand Detroit	115,093	113,700
Mississippi	40,872	79,476

	$1,878,533	$1,204,135

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2006	2005
Las Vegas Strip	$523,381	$327,281
Other Nevada	24,859	9,059
MGM Grand Detroit	37,100	38,880
Mississippi	9,359	20,621
Unconsolidated resorts	34,196	34,976

	$628,895	$430,817

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA
(In thousands)
(Unaudited)
Three Months Ended March 31, 2006

			Property
	Preopening and	Restructuring	transactions,
	start-up expenses	costs	net	Total
Las Vegas Strip	$3,208	$804	$23,493	$27,505
Other Nevada	—	—	(19)	(19)
MGM Grand Detroit	593	—	(2)	591
Mississippi	—	—	(3)	(3)
Unconsolidated resorts	2,221	—	—	2,221

	6,022	804	23,469	30,295
Corporate and other	159	—	—	159

	$6,181	$804	$23,469	$30,454

Three Months Ended March 31, 2005

			Property
	Preopening and	Restructuring	transactions,
	start-up expenses	costs	net	Total
Las Vegas Strip	$2,442	$—	$3,774	$6,216
Other Nevada	—	—	(61)	(61)
MGM Grand Detroit	—	—	2	2
Mississippi	13	—	67	80
Unconsolidated resorts	69	—	—	69

	2,524	—	3,782	6,306
Corporate and other	—	(66)	421	355

	$2,524	$(66)	$4,203	$6,661

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED EBITDA TO NET INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2006	2005
EBITDA	$579,645	$403,671
Depreciation and amortization	(155,273)	(110,495)

Operating income	424,372	293,176

Non-operating income (expense):
Interest expense, net	(197,386)	(101,468)
Other	(3,894)	(16,781)

	(201,280)	(118,249)

Income before income taxes	223,092	174,927
Provision for income taxes	(79,055)	(63,848)

Net income	$144,037	$111,079

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO PROPERTY EBITDA
(In thousands)
(Unaudited)
Three Months Ended March 31, 2006

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$395,351	$128,030	$523,381
Other Nevada	14,664	10,195	24,859
MGM Grand Detroit	34,183	2,917	37,100
Mississippi	3,859	5,500	9,359
Unconsolidated resorts	34,196	—	34,196

	482,253	146,642	628,895
Stock compensation			(21,521)
Corporate and other			(27,729)

			$579,645

Three Months Ended March 31, 2005

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$241,129	$86,152	$327,281
Other Nevada	3,113	5,946	9,059
MGM Grand Detroit	31,865	7,015	38,880
Mississippi	15,308	5,313	20,621
Unconsolidated resorts	34,976	—	34,976

	326,391	104,426	430,817
Stock compensation			—
Corporate and other			(27,146)

			$403,671

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$297,034	$377,933
Accounts receivable, net	314,148	352,673
Inventories	117,451	111,825
Deferred income taxes	66,254	65,518
Prepaid expenses and other	116,382	110,634

Total current assets	911,269	1,018,583

Real estate under development	105,175	-

Property and equipment, net	16,584,518	16,541,651

Other assets:
Investments in unconsolidated affiliates	964,800	931,154
Goodwill	1,312,194	1,314,561
Other intangible assets, net	376,580	377,479
Deposits and other assets, net	589,573	515,992

Total other assets	3,243,147	3,139,186

	$20,844,109	$20,699,420

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$295,578	$265,601
Income taxes payable	78,134	125,503
Current portion of long-term debt	—	14
Accrued interest on long-term debt	173,515	229,930
Other accrued liabilities	847,220	913,520

Total current liabilities	1,394,447	1,534,568

Deferred income taxes	3,346,026	3,378,371
Long-term debt	12,504,752	12,355,433
Other long-term obligations	213,110	195,976
Stockholders’ equity:
Common stock ($.01 par value: authorized 600,000,000 shares, issued 358,186,455 and 357,262,405 shares and outstanding 284,993,566 and 285,069,516 shares)	3,582	3,573
Capital in excess of par value	2,629,743	2,586,587
Deferred compensation	(1,734)	(3,618)
Treasury stock, at cost (73,192,889 and 72,192,889 shares)	(1,376,878)	(1,338,394)
Retained earnings	2,131,762	1,987,725
Accumulated other comprehensive loss	(701)	(801)

Total stockholders’ equity	3,385,774	3,235,072

	$20,844,109	$20,699,420